Exhibit 5.1

[Letterhead of Richards, Layton & Finger, P.A.]

January 27, 2006

MBNA America Bank, National Association

1100 North King Street

Wilmington, Delaware 19884-0313

Re:	MBNA Master Credit Card Trust II

Ladies and Gentlemen:

We have acted as special Delaware counsel for MBNA America Bank, National Association, a national banking association (the “Bank”), in connection with the issuance and sale of a collateral certificate (the “Certificate”), representing an undivided beneficial interest in the MBNA Master Credit Card Trust II (the “Trust”), pursuant to a Pooling and Servicing Agreement, dated as of August 4, 1994, as amended by the First Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of March 11, 1996, by the Second Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of June 2, 1998, by the Third Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of January 10, 1999, by the Fourth Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of October 2, 2000, by the Fifth Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of March 30, 2001, by the Sixth Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of December 17, 2001, by the Seventh Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of August 1, 2002, by the Eighth Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of June 27, 2003, by the Ninth Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of September 23, 2004, and by the Tenth Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of January 27, 2006 (collectively, the “Original Pooling and Servicing Agreement”), each by and between the Bank, as Seller and Servicer, and The Bank of New York, a banking corporation organized and existing under the laws of the State of New York, as trustee (the “Trustee”), and as further amended by the Assignments (as defined on Schedule A hereto), each by and between the Bank, as Seller and Servicer, and the Trustee, and as supplemented by the Series 2001-D Supplement to the Original Pooling and Servicing Agreement, dated as of May 24, 2001, as amended by the First

MBNA America Bank, National Association

January 27, 2006

Amendment to the Series 2001-D Supplement to the Original Pooling and Servicing Agreement, dated as of July 12, 2001, the Seventh Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of August 1, 2002, the Second Amendment to Series 2001-D Supplement, dated as of April 2, 2003, and the Third Amendment to Series 2001-D Supplement, dated as of December 19, 2003 (as so amended, the “Supplement”), each by and between the Bank, as Seller and Servicer, and the Trustee (the Original Pooling and Servicing Agreement as amended by the Assignments and as supplemented by the Supplement is hereinafter referred to as the “Pooling and Servicing Agreement”). At your request, this opinion is being furnished to you.

We have made such inquiries and examined such documents as we have considered necessary or appropriate for purposes of giving the opinions hereinafter set forth, including the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

(a)	The Pooling and Servicing Agreement;

(b)	The Registration Statement on Form S-3, filed by the Bank with the Securities and Exchange Commission on January 27, 2006 (the “Registration Statement”), including a related prospectus (the “Prospectus”) and related prospectus supplement; and

(c)	Certificates of officers of the Bank, dated January 27, 2006.

We have obtained or have been furnished with, and have relied upon with respect to factual matters, such certificates, advices and assurances from public officials and others as we have deemed necessary or appropriate for purposes of this opinion.

With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

For purposes of this opinion, we have assumed (i) except with respect to the Bank and the Trust, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (ii) that the Bank has taken all necessary corporate action to cause the issuance and sale of the Certificate, (iii) that the issuance and sale of the Certificate were not contrary to any applicable law, rule, regulation or order, and (iv) that the Certificate has been issued and sold in accordance with the terms of the Pooling and Servicing Agreement, duly executed and delivered by the Bank and authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and issued and delivered against payment therefor.

This opinion is limited to the laws of the State of Delaware and United States of America federal law, and we have not considered and express no opinion on the laws of any other jurisdiction. Our opinions are rendered only with respect to Delaware and United States of America federal laws and rules, regulations and orders thereunder which are currently in effect.

MBNA America Bank, National Association

January 27, 2006

Based upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Certificate has been legally issued and is fully paid and nonassessable and entitled to the benefits of the Pooling and Servicing Agreement. The foregoing opinion is subject to applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer and conveyance, moratorium and other laws relating to or affecting the rights of creditors generally, general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether considered and applied in a proceeding in equity or at law, and safety and soundness requirements.

We understand that you will file this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in connection with the filing by the Bank of the Registration Statement under the Securities Act of 1933, as amended. We hereby consent to the filing of this opinion with the Securities and Exchange Commission. We hereby consent to the use of our name under the heading “Legal Matters” in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.

WAY/TCB

Schedule A

1.	Assignment No. 1 of Receivables in Additional Accounts, dated as of September 19, 1994.

2.	Assignment No. 2 of Receivables in Additional Accounts, dated as of November 15, 1994.

3.	Assignment No. 3 of Receivables in Additional Accounts, dated as of March 30, 1995.

4.	Assignment No. 4 of Receivables in Additional Accounts, dated as of July 6, 1995.

5.	Assignment No. 5 of Receivables in Additional Accounts, dated as of October 3, 1995.

6.	Assignment No. 6 of Receivables in Additional Accounts, dated as of March 8, 1996.

7.	Assignment No. 7 of Receivables in Additional Accounts, dated as of May 30, 1996.

8.	Assignment No. 8 of Receivables in Additional Accounts, dated as of September 4, 1996.

9.	Assignment No. 9 of Receivables in Additional Accounts, dated as of October 3, 1996.

10.	Assignment No. 10 of Receivables in Additional Accounts, dated as of November 5, 1996.

11.	Assignment No. 11 of Receivables in Additional Accounts, dated as of February 4, 1997.

12.	Assignment No. 12 of Receivables in Additional Accounts, dated as of April 4, 1997.

13.	Assignment No. 13 of Receivables in Additional Accounts, dated as of July 2, 1997.

14.	Assignment No. 14 of Receivables in Additional Accounts, dated as of October 2, 1997.

15.	Assignment No. 15 of Receivables in Additional Accounts, dated as of December 17, 1997.

16.	Assignment No. 16 of Receivables in Additional Accounts, dated as of April 10, 1998.

17.	Assignment No. 17 of Receivables in Additional Accounts, dated as of July 2, 1998.

18.	Assignment No. 18 of Receivables in Additional Accounts, dated as of September 22, 1998.

19.	Assignment No. 19 of Receivables in Additional Accounts, dated as of November 17, 1998.

20.	Assignment No. 20 of Receivables in Additional Accounts, dated as of February 10, 1999.

21.	Assignment No. 21 of Receivables in Additional Accounts, dated as of April 5, 1999.

22.	Assignment No. 22 of Receivables in Additional Accounts, dated as of June 17, 1999.

23.	Assignment No. 23 of Receivables in Additional Accounts, dated as of July 27, 1999.

24.	Assignment No. 24 of Receivables in Additional Accounts, dated as of October 12, 1999.

25.	Assignment No. 25 of Receivables in Additional Accounts, dated as of November 24, 1999.

26.	Assignment No. 26 of Receivables in Additional Accounts, dated as of March 3, 2000.

27.	Assignment No. 27 of Receivables in Additional Accounts, dated as of April 24, 2000.

28.	Assignment No. 28 of Receivables in Additional Accounts, dated as of June 29, 2000.

29.	Assignment No. 29 of Receivables in Additional Accounts, dated as of October 19, 2000.

30.	Assignment No. 30 of Receivables in Additional Accounts, dated as of January 30, 2001.

31.	Assignment No. 31 of Receivables in Additional Accounts, dated as of April 30, 2001.

32.	Assignment No. 32 of Receivables in Additional Accounts, dated as of July 20, 2001.

33.	Assignment No. 33 of Receivables in Additional Accounts, dated as of November 27, 2001.

34.	Assignment No. 34 of Receivables in Additional Accounts, dated as of March 19, 2002.

35.	Assignment No. 35 of Receivables in Additional Accounts, dated as of July 25, 2002.

36.	Assignment No. 36 of Receivables in Additional Accounts, dated as of November 22, 2002.

37.	Assignment No. 37 of Receivables in Additional Accounts, dated as of April 24, 2003.

38.	Assignment No. 38 of Receivables in Additional Accounts, dated as of July 29, 2003.

39.	Assignment No. 39 of Receivables in Additional Accounts, dated as of November 19, 2003.

40.	Assignment No. 40 of Receivables in Additional Accounts, dated as of April 22, 2004.

41.	Assignment No. 41 of Receivables in Additional Accounts, dated as of August 25, 2004.

42.	Assignment No. 42 of Receivables in Additional Accounts, dated as of December 2, 2004.

43.	Assignment No. 43 of Receivables in Additional Accounts, dated as of April 27, 2005.

44.	Assignment No. 44 of Receivables in Additional Accounts, dated as of August 24, 2005.

45.	Assignment No. 45 of Receivables in Additional Accounts, dated as of November 29, 2005.

The documents listed in paragraphs 1 through 45 above are herein referred to collectively as the “Assignments.”